Exhibit 15

February 4, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated January 31, 2003 on our review of interim financial information of PacifiCorp and its subsidiaries (the "Company") as of and for the period ended December 31, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-3 (No. 333-91411).

Very truly yours,

PricewaterhouseCoopers LLP